                                                                  Exhibit 99.1


                                [FORM OF PROXY]

                                  CANJI, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CANJI, INC. FOR USE AT
               THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                FEBRUARY 1, 1996


         The undersigned hereby appoints M. Blake Ingle, Kenneth M. Cohen and T. Knox Bell, and each or either of them with full power to act alone, and with the power to appoint a substitute, as the true and lawful attorneys in fact and proxies of the undersigned, with authorization to vote all shares of Common Stock and Preferred Stock of CANJI, INC., a Delaware corporation (the "Company"), held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at 3030 Science Park Road, Suite 302, San Diego, California, on February 1, 1996, at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof, as follows:


[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

Proposal 1. - Approval and adoption of the Agreement and Plan of Merger,           FOR   AGAINST   ABSTAIN
              dated as of December 8, 1995, by and among the Company,
              Schering-Plough Corporation, a New Jersey corporation,               [ ]     [ ]       [ ]
              and Canji Merger Corp., a Delaware corporation, and of the amendment of the Company's Certificate of Incorporation in connection therewith, as more fully described in the accom-
              panying Proxy Statement/Prospectus dated December 29, 1995.

Proposal 2. - OTHER MATTERS:  Discretionary authority is hereby granted with       [ ]     [ ]       [ ]
              respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.


THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus, each dated December 29, 1995, furnished herewith.

DATED: ______________________, 1996
SIGNATURE: ______________________________________________________________
SIGNATURE(S) (IF HELD JOINTLY): _________________________________________
TITLE OR AUTHORITY: _____________________________________________________

IMPORTANT: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. If executed by a partnership, this proxy should be signed by an authorized partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.